UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NATIONAL COAL CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATIONAL COAL CORP.

8915 George William Road

Knoxville, Tennessee 37923

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Monday, July 23, 2007

To the Shareholders of National Coal Corp.:

The 2007 Annual Meeting of Shareholders of National Coal Corp. will be held at Marriott Denver City Center, 1701 California Street, Denver, Colorado, 80202 on Monday, July 23, 2007 at 10:00 a.m. Mountain Time, for the following purposes:

1.	To elect five (5) Directors to hold office until the 2008 annual meeting or until their successors are elected and qualified;

2.	To approve an amendment to the 2004 National Coal Corp. Option Plan to increase the maximum number of shares of common stock that may be issued pursuant to awards granted under the plan from 2,750,000 to 4,450,000 shares; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on June 18, 2007, as the record date for determination of shareholders entitled to notice of, and to vote at, the meeting and any of its adjournments or postponements.

You are cordially invited to attend the Annual Meeting in person. However, you must be a shareholder of record at the close of business on June 18, 2007 to vote at the meeting. If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting. Regardless of whether or not you will attend, please mark, date, sign and return the enclosed proxy.

By Order of the Board of Directors

Jon E. Nix
Chairman of the Board

June 18, 2007

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE STAMPED RETURN ENVELOPE PROVIDED. YOUR PROMPT RETURN OF THE PROXY WILL HELP AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION TO ASSURE A QUORUM AT THE MEETING.

THE ANNUAL MEETING IS ON JULY 23, 2007

PLEASE RETURN YOUR PROXY IN TIME

NATIONAL COAL CORP.

8915 George William Road

Knoxville, Tennessee 37923

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held Monday, July 23, 2007

GENERAL INFORMATION AND VOTING RIGHTS

This proxy statement (the Proxy Statement) and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of National Coal Corp., a Florida corporation, for use at the 2007 Annual Meeting of Shareholders (the Annual Meeting) to be held at Marriott Denver City Center, Denver, Colorado on Monday, July 23, 2007 at 10:00 a.m. Mountain Time, and any adjournments or postponements thereof. Enclosed with this Proxy Statement is a copy of our Annual Report, which includes our Form 10-K (without exhibits), for the fiscal year ended December 31, 2006. However, the Annual Report is not intended be a part of this Proxy Statement or a solicitation of proxies. We anticipate that the Proxy Statement and enclosed proxy will first be mailed or given to its shareholders on or about June 27, 2007.

Your vote is important. If your shares are registered in your name, you are a shareholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All shareholders can vote by written proxy card. Your submitting the enclosed proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in street name, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote at the meeting. If you are a shareholder of record, you may revoke your proxy at any time before the meeting either by filing with the Corporate Secretary of National Coal, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Only holders of record of our common stock and series A convertible preferred stock at the close of business on June 18, 2007 will be entitled to vote at the Annual Meeting on the proposals described in this Proxy Statement. Each share of our common stock outstanding on the record date is entitled to one vote on each of the five director nominees and one vote on each other matter. Holders of our series A convertible preferred stock have the right to vote with our common stock based on the number of common shares into which the series A convertible preferred shares could be converted on the record date. On the record date, there were outstanding 20,077,012 shares of common stock and 527.88 shares of series A convertible preferred stock convertible into 1,367,565 shares of common stock, for a maximum of 21,444,577 votes that may be cast at the Annual Meeting. Shareholders may not cumulate votes in the election of directors.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the nominees of the Board of Directors, the persons named as proxies and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

The five nominees for election as directors who receive the most votes “for” election will be elected. Approval of the amendment to our 2004 Option Plan will require an affirmative vote of the majority of the voting securities that are present or represented at the annual meeting with respect to such proposal.

The presence, in person or by proxy, of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes on a proposal are not counted or deemed present or represented for determining whether shareholders have approved that proposal. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain “non-routine” matters, such as approval of the amount to our 2004 Option Plan and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities. Brokers may vote their clients’ shares on routine matters, such as the election of directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Bylaws and Articles of Incorporation provide that the number of members on our Board of Directors shall be fixed from time to time exclusively by the Board of Directors, but shall not be less than one (1) nor more than fifteen (15). Our Board of Directors has determined to reduce the size of the Board from seven members to five members, with the reduction taking effect immediately prior to the election of directors at the Annual Meeting.

At the recommendation of the Nominating and Governance Committee, the Board of Directors proposes the election of the following nominees as directors, all of whom currently serve on the Board of Directors:

Robert Heinlein

T. Michael Love

Gerald Malys

Daniel Roling

Kenneth Scott

Each of the directors elected at the Annual Meeting will serve until the Annual Meeting of Shareholders to be held in 2008 or until such director’s successor has been duly elected and qualified or until such director has otherwise ceased to serve as a director.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The principal occupation and certain other information about the nominees and our executive officers are set forth on the following pages.

The Board of Directors and Nominating and Governance Committee Unanimously

Recommend a Vote “FOR” the Election of the Nominees Listed Above.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to existing directors, nominees, and executive officers of National Coal Corp. as of June 18, 2007. All of the nominees currently are directors of National Coal.

Name	Age	Position with National Coal
Nominees:
Robert Heinlein	43	Director
T. Michael Love	41	Senior Vice President, Chief Financial Officer and Director
Gerald Malys	62	Director
Daniel Roling	57	President, Chief Executive Officer and Director
Kenneth Scott	64	Director

Retiring Directors:
Scott Filstrup	64	Director
Jon Nix	37	Chairman of the Board

Other Executive Officers:
Kenneth Hodak	52	Chief Operating Officer
Charles Kite	62	General Counsel
William Snodgrass	43	Senor Vice President, Business Development

Board of Directors and Nominees

Robert Heinlein has served as a director since April 1, 2005. Since 2003 Mr. Heinlein has worked as a business consultant with respect to Sarbanes-Oxley regulations. From August 2000 through 2003, Mr. Heinlein was a private investor. From June 1994 through August 2000, Mr. Heinlein served in various management positions with Boca Research, Inc., including as Vice President of Finance and Chief Financial Officer from August 1999 to August 2000 and as Vice President, Corporate Comptroller and Treasurer from July 1998 to August 1999. Mr. Heinlein is a Certified Public Accountant. Mr. Heinlein has a Bachelor’s and Master’s degree in accounting from Florida Atlantic University.

T. Michael Love has served as Senior Vice President and Chief Financial Officer since November 2005 and has worked with us as a financial consultant since June 2005. Prior to being engaged by us, Mr. Love owned Love Financial Services, a consulting company which performed various financial services including contract executive and compliance work for public companies located in South Florida. From 2002 through 2004, Mr. Love served as Chief Financial Officer of Air Jamaica Vacations, a division of Air Jamaica Ltd. From 1997 through 2002, Mr. Love was vice president of mergers and acquisitions for Gerald Stevens, Inc., a NASDAQ company engaged in the retail floral industry. From 1995 through 1997, Mr. Love was director of mergers and acquisitions for Blockbuster Entertainment. From 1988 to 1995, Mr. Love served as an auditor with the firm of KPMG, LLP. Mr. Love is a Certified Public Accountant and earned bachelors degrees in accounting and finance from Florida State University.

Gerald Malys has served as a director since November 2006. Mr. Malys is Senior Vice President, Finance and Chief Financial Officer of Apex Silver Mines Limited, a position he has held since June 2006. Mr. Malys was a private investor from 1999 to June 2006. Prior to this position, Mr. Malys was employed in positions of increasing authority by Cyprus Amax Minerals Company from 1985 to 1999. He served as a director of Amax Gold Inc. from 1993 to 1998 and of Kinross Gold Corporation from 1998 to 1999. Mr. Malys has a Bachelor of Science degree in accounting from Gannon University, is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Daniel Roling is President and Chief Executive Officer of National Coal Corp., positions he has held since February 2007 and August 2006, respectively. Prior to joining the Company, Mr. Roling served as a financial analyst in the metals and mining industries for more than 25 years. He joined Merrill Lynch in 1981, and was ranked on both the Institutional Investor’s All-American Research Team and the Greenwich Associates’ poll. Mr. Roling is also a long standing member of the National Coal Council. He holds a bachelor’s degree in accounting from the University of Iowa and an MBA from the University of Kansas. He is a certified public accountant (CPA) and a Chartered Financial Analyst (CFA). He is also a member of the American Institute of Certified Public Accountants and a member of the CFA Institute.

Kenneth Scott has served as a director since April 1, 2005. Mr. Scott has been a Partner with Colonnade Strategies, LLC a business consulting firm, since 2002. Prior to joining Colonnade Strategies, LLC, Mr. Scott was the Executive Vice President for Europe and Vice President, Energy Industry, for Perot Systems Corporation, which provides technology-based business solutions to help organizations worldwide control costs and cultivate growth. Mr. Scott worked for Perot Systems Corporation from 1998 through 2002.

Retiring Directors

Scott Filstrup has served as a Director since February 16, 2005, and will not be standing for reelection at the Annual Meeting. Since 1985, Mr. Filstrup has served as president of The Consultants Limited of Tulsa, Oklahoma, a professional services firm offering strategic planning and management consulting services to business organizations and entrepreneurs including creation of new businesses and products. Prior to The Consultants Limited, Mr. Filstrup was a director for strategic planning of MAPCO, Inc., an energy company. Mr. Filstrup is a member of multiple professional and civic organizations, including Chairman of the Tulsa Opera Board of Directors and is currently a board member of various private healthcare, investment and technology firms in Oklahoma and Illinois.

Jon Nix, one of our founders, has served as a director since January 2003 and as our Chairman of the Board since March 2004. Mr. Nix will not be standing for reelection at the Annual Meeting. Mr. Nix served as our President and Chief Executive Officer from January 2003 until August 2006. Mr. Nix has over nine years experience in the financial industry. He is the founder of Jenco Capital Corporation, a Tennessee consulting and holding corporation (“Jenco”). He is also a co-founder of Medicine Arm-In-Arm, Inc., a nonprofit children’s charity that provides medical services to underprivileged children around the world. Mr. Nix has over seven years of experience in the coal industry. Mr. Nix holds a Bachelor of Arts degree in Economics from the University of Tennessee. Jon Nix is married to the stepdaughter of our General Counsel, Charles Kite.

Other Executive Officers

Kenneth Hodak rejoined National Coal Corp. in January 2007 and presently serves as our Chief Operating Officer, a position he previously held with the Company from October 2005 through May 2006. From May 2006 until January 2007, Mr. Hodak pursued other coal-related business opportunities. Prior to joining National Coal in October 2005, Mr. Hodak was employed by Arch Coal, Inc. since 1996. He was a mine manager from 1996 to 1999, a General Manager of Arch West Virginia, Inc., a subsidiary of Arch Coal, Inc., from 1999 to 2002, and then Senior Vice President of Sales from 2002 through 2005. Mr. Hodak served as a mine engineer at Northern Coal Company from 1979 to 1981 and at Ashland Coal from 1981 to 1984. From 1984 until 1993, Mr. Hodak served at various positions at Ashland Coal, Inc. Mr. Hodak has over 25 years of experience in the coal industry. Mr. Hodak received a dual Bachelor’s Degree in mining and engineering and arts and sciences in 1979 from Pennsylvania State University and his Juris Doctor degree from West Virginia University in 1996.

Charles Kite has served as our General Counsel since May 2004, and served as a director from February 2003 until May 2004. Prior to becoming our General Counsel, Mr. Kite, an attorney since 1973, was our outside corporate counsel, and since 1990 was engaged in general legal practice with the Tennessee law firm of Kite, Bowen & Associates, P. A., where he specialized in commercial business representation, tax representation and litigation, estate planning, and probate matters. Mr. Kite served as Senior Trial Attorney with the Chief Counsel’s Office of the Internal Revenue Service from 1977 to 1983. He graduated from Carson Newman College in 1967 with a Bachelor of Arts degree, and received his Juris Doctorate degree from the University of Tennessee in 1973. Charles Kite is the stepfather of Jon Nix’s spouse.

William Snodgrass has served as our Senior Vice President for Business Development since March 1, 2007. Mr. Snodgrass served as our Operations Manager from July 2003 until March 2006, and as our Chief Operating Officer from May 2006 until March 2007. Mr. Snodgrass also served as our consultant from February 2003 to July 2003. Prior to joining us, Mr. Snodgrass served as superintendent and area manager for Tennessee Mining, Inc., a subsidiary of Addington Enterprises, Inc., one of the largest coal companies in the nation, a position he held from 1994 until February 2003. Mr. Snodgrass has extensive knowledge and expertise in the coal mining industry and has been involved in numerous mining projects in the Kentucky and Tennessee areas. Mr. Snodgrass has over 20 years of experience in the coal industry.

The Board and Board Committees

Board of Directors. A majority of our Board of Directors is comprised of “independent” directors within the meaning of the applicable rules for companies traded on The NASDAQ Global Market (NASDAQ). During 2006, the Board determined that each of Robert Heinlein, Gerald Malys, Kenneth Scott and Scott Filstrup were independent. Jon Nix, Daniel Roling and T. Michael Love do not qualify as independent because they are or were National Coal employees.

In making its determination, the Board considered the objective tests and the subjective tests for determining who is an “independent director” under the NASDAQ rules. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing independence under the subjective test, the Board took into account the standards in the objective tests, and reviewed and discussed additional information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to National Coal and National Coal’s management. Based on all of the foregoing, as required by NASDAQ rules, the Board made a subjective determination as to each independent director that no relationships exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In making its independence determinations, the Board will consider transactions occurring since the beginning of the third fiscal year prior to the date of its determination between National Coal and entities associated with the independent directors or members of their immediate family. All identified transactions that appear to relate to National Coal and a person or entity with a known connection to a director will be presented to the Board for consideration. In each case, the Board will determine whether, because of the nature of the director’s relationship with the entity and/or the amount involved, the relationship impaired the director’s independence.

The Board of Directors held fourteen general meetings during 2006. The Board of Directors also acted on three occasions by unanimous written consent during 2006. Each current director attended at least 75% of all the meetings of the Board of Directors and those committees on which he served in 2006. While we have not established a policy with respect to members of the Board of Directors attending annual meetings, directors are generally in attendance at the annual meeting of stockholders.

The Board of Directors regularly maintains an Audit Committee, Compensation Committee and Nominating and Governance Committee, and establishes special committees from time to time to perform specifically delegated functions. Our Audit Committee held ten meetings during 2006, our Nominating and Governance Committee held two meetings during 2006, and our Compensation Committee held ten meetings during 2006.

Audit Committee. The Audit Committee currently consists of Robert Heinlein, Kenneth Scott and Scott Filstrup, all of whom qualify as “independent” directors within the meaning of the applicable rules for companies traded on The NASDAQ Global Market (NASDAQ). During 2006, Mr. Heinlein, a certified public accountant, chaired this committee. The Board of Directors has determined that Mr. Heinlein is an “audit committee financial expert” as defined in Item 401(h)(2) of Regulation S-K. The Board also has determined that each Committee member has sufficient knowledge in reading and understanding our financial statements to serve on the Committee. The Committee reviews the scope and results of quarterly audit reviews and the year-end audit with management and the independent auditors, reviews and discusses the adequacy of our internal controls. and recommends to the Board of Directors selection of independent auditors for the coming year. The Board of Directors has adopted a written charter for the Committee.

Compensation Committee. The Compensation Committee of the Board of Directors is primarily responsible for determining the annual salaries and other compensation of directors and executive officers and administering our equity compensation plans. The Committee currently consists of Robert Heinlein, Kenneth Scott and Gerald Malys, all of whom qualify as “independent” directors within the meaning of the applicable rules for companies traded on NASDAQ. During 2006, Robert Heinlein, Kenneth Scott, Scott Filstrup and Gerald Malys served on the Committee, and Mr. Scott chaired this Committee. In connection with its deliberations, the Committee seeks the views of the Chief Executive Officer with respect to appropriate compensation levels of the other officers and periodically recruits compensation experts to provide independent advice regarding market trends and other competitive considerations. For further discussion of the role of the Compensation Committee in determining executive compensation, see the discussion in “Compensation Discussion and Analysis” included elsewhere in this proxy statement.

Nominating and Governance Committee. The Nominating and Governance Committee of the Board of Directors currently consists of Scott Filstrup, Kenneth Scott and Gerald Malys, all of whom qualify as “independent” directors within the meaning of the applicable rules for companies traded NASDAQ. During 2006, Robert Heinlein, Kenneth Scott, Scott Filstrup and Gerald Malys served on the Committee, and Mr. Filstrup chaired this Committee. The Committee reviews and makes recommendations regarding the functioning of the Board of Directors as an entity, recommends corporate governance principles applicable to National Coal and assists the Board of Directors in its reviews of the performance of the Board and each of its committees.

The Committee also reviews those Board members who are candidates for re-election to our Board of Directors, and makes the determination to nominate a candidate who is a current member of the Board of Directors for re-election for the next term. The Committee’s methods for identifying candidates for election to the Board of Directors (other than those proposed by our shareholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources—members of the Board of Directors; our executives; individuals personally known to the members of the Board of Directors; and other research. We may also from time to time retain one or more third-party search firms to identify suitable candidates. The Committee members also nominate outside candidates for inclusion on the Board of Directors.

A National Coal shareholder may nominate one or more persons for election as a director at an annual meeting of shareholders if the shareholder complies with the notice, information and consent provisions contained in our Bylaws. In addition, the notice must be made in writing and include (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) directorships currently held by the proposed nominee, and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to our Secretary.

Among other matters, the Nominating and Governance Committee members:

•

Review the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of National Coal and the Board;

•

Conduct candidate searches, interview prospective candidates and conduct programs to introduce candidates to our management and operations, and confirm the appropriate level of interest of such candidates;

•	Recommend to the Board qualified candidates who bring the background, knowledge, experience, independence, skill sets and expertise that would strengthen and increase the diversity of the Board;

•	Conduct appropriate inquiries into the background and qualifications of potential nominees; and

•

Review the suitability for continued service as a director of each Board member when he or she has a significant change in status, such as an employment change, and recommend whether or not such director should be re-nominated.

Based on the foregoing, the Nominating and Governance Committee recommended for nomination, and the Board of Directors nominated, Robert Heinlein, T. Michael Love, Gerald Malys, Daniel Roling and Kenneth Scott for re-election as directors on the Board of Directors, subject to shareholder approval, for a one-year term ending on or around the date of the 2008 Annual Meeting.

Compensation Committee Interlocks and Insider Participation

During 2006, Robert Heinlein, Kenneth Scott, Scott Filstrup and Gerald Malys served on the Compensation Committee. None of these Committee members were officers or employees of National Coal during 2006, and while serving on the Committee were independent directors pursuant to applicable NASDAQ rules. During 2006, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

Code of Ethics

We have adopted a Code of Ethical Conduct that is applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. A copy of our Code of Ethical Conduct was filed as an exhibit to our Annual Report on Form 10-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2006, all of our executive officers, directors and greater-than-ten percent shareholders complied with all Section 16(a) filing requirements, except for the following: (i) seven Statements of Changes in Beneficial Ownership on Form 4 reporting ten separate transactions, were filed late by Crestview Capital Master LLC; (ii) one Statement of Changes in Beneficial Ownership on Form 4, reporting one transaction, was filed late by Jon Nix; (iii) one Statement of Changes in Beneficial Ownership on Form 4, reporting one transaction, was filed late by Gerald J. Malys; (iv) one Statement of Changes in Beneficial Ownership on Form 4, reporting one transaction was filed late by Daniel A. Roling; and (v) one Statement of Changes in Beneficial Ownership on Form 4, reporting three separate transactions, was filed late by Charles Kite.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Philosophy and Program

The objective of the Company’s executive compensation program is to attract, retain and motivate key executives to enhance long-term profitability and create shareholder value. On April 1, 2005, upon the creation of the Company’s Compensation Committee to the Board of Directors, the Company did not have a compensation philosophy or program. The Committee’s first objective was to bring certain skill sets and experience to the top positions in the Company: Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. Compensation programs have been negotiated on an individual by individual basis in order to attract the people who were identified for those positions. More recently, the Compensation Committee has been working with management and the Board in seeking the development and publication of Board-approved, annual company targets around which an incentive compensation program can be designed that would enable a senior executive to earn up to a substantial portion of his base salary in the form of a cash bonus in return for achieving the targets.

The philosophy of the Compensation Committee is centered on the belief that the Company’s ability to responsibly deliver and sustain value is driven by superior individual performance. We believe that a company must offer competitive compensation to attract and retain experienced, talented and motivated employees. At the senior leadership roles with the organization, we are in the process of structuring executive bonus plans which will be based upon making performance-based pay a significant portion of compensation. We believe this will encourage talented leaders to stay with the company over extended years.

The Compensation Committee has approved a compensation structure for the named executive officers, determined on an individual by individual basis that incorporates four key components: base salary, annual discretionary incentive payments, stock options, and retirement and other benefits.

Deductibility of Compensation Expenses

Pursuant to Section 162(m) under the Internal Revenue Code, certain compensation paid to executive officers in excess of $1 million is not tax deductible, except to the extent such excess constitutes performance-based compensation. The Committee has and will continue to carefully consider the impact of Section 162(m) when establishing incentive compensation plans. As a result, a significant portion of the Company’s executive compensation satisfies the requirements for deductibility under Section 162(m). At the same time, the Committee considers its primary goal to design compensation strategies that further the best interests of the Company and its shareholders. In certain cases, the Compensation Committee may determine that the amount of tax deductions lost is insignificant when compared to the potential opportunity a compensation program provides for creating shareholder value. The Compensation Committee therefore retains the ability to evaluate the performance of the Company’s executive officers and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation.

2006 Executive Compensation Components

For the year ended December 31, 2006, the principal components of compensation for the named executive officers were:

•	annual base salary;

•	annual discretionary incentive compensation;

•	stock options; and

•	retirement and other benefits.

Annual Base Salary. In general, base salary for each employee, including the named executive officers, is established based on the individual’s job responsibilities, performance and experience; the Company’s size relative to competitors; the competitive environment; and a general view as to available resources.

For the Company’s executive officers, the Compensation Committee reviewed the base salaries of the Chief Executive Officer and his direct reports at the time of hire, which has been within the past three years, to ensure competitiveness in the marketplace. No adjustments have been made to executive officer compensation since their hire date. The Compensation Committee consider the base salaries of the named executive officers to ensure they take into account performance, experience and retention value and that salary levels continue to be competitive with companies of similar size and complexity.

Annual Discretionary Incentive Compensation. Named executive officers are provided with a discretionary incentive program which allows for cash incentive bonuses up to certain percentages of compensation established in each employment agreement. At this time, the incentive program has not yet been linked with a set of clear objectives. In 2006, no incentive bonuses were paid other than to William Snodgrass and Charles Kite.

Stock Options. The Compensation Committee approved a long-term incentive opportunity for each of the named executive officers through awards of stock options. The Company’s stock option program is a long-term plan designed to: create a direct link between executive compensation and increased shareholder value, provide an opportunity for increased equity ownership by executives, and maintain competitive levels of total compensation.

All stock options granted since the inception of the Compensation Committee have been granted on the hire date of the executive officer or employee.

In the case of recommended stock option awards, the Compensation Committee reviews the recommendations of senior management and tests fairness before recommending stock option award to the board of directors. The process for stock option awards is to approve grants prospectively (i.e. approval date occurs prior to grant date) although there have been occasions where stock option awards have been approved on the grant date at the closing market price on that date.

All stock options, except for those granted to Daniel Roling, have been granted at an exercise price equal to the closing market price of the Company’s Common Stock on the date of grant. Accordingly, those stock options will have intrinsic value to employees only if the market price of the Common Stock increases after that date. The stock options granted to Daniel Roling had an exercise price equal to the closing market price of the Company’s Common Stock on the date his employment agreement was signed and the grant date was the commencement date of his employment. Stock options generally vest in one-fourth increments over a period of four years; however, options will immediately vest upon a change of control of the Company or a recapitalization event or upon the holder’s death or disability. If the holder terminates employment without good reason (as defined in his or her employment agreement), all unvested stock options are forfeited. Stock options expire ten years from the date of grant.

Retirement Benefits. The Company maintains a 401(k) plan. Named executive officers participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amount that may be contributed by executives under the plans. At this time, the Company does not provide any matching funds under the 401(k) plan.

Other Benefits Provided by the Company. The Company also provides the following benefits to the named executive officers and all other employees.

•

Medical Benefits. Employees have a choice of two coverage options. Each option covers the same services and supplies, but differs in the quality of the doctors’ network. During 2006, the plan was fully funded by the Company. Beginning April 2007, the employee will pay between $0 and $200 per month depending upon the number of family members covered under the plan.

•

Dental Benefits. The plan covers preventive, basic and major services for employees and their dependents. Orthodontia care is also provided for eligible dependents. Preventive care and basic services are covered at 100%. Major services at 50% after a waiting period. The plan has no deductibles.

•	Life Insurance. Employees receive a basic benefit equal $10,000. The premium is paid 100% by the company.

•	Vacation. All employees are eligible for vacation based on years of service. Each executive, including the named executive officers, is eligible for 20 days of vacation each year.

•	Holidays. The company provides 12 paid holidays each year.

•	Perquisites. The Company provided certain perquisites to senior management in 2006, as follows:

•

Life Insurance. Certain executive officers are provided $1 million or $500,000 keyman life insurance in which, upon the death of the employee, the proceeds of such insurance are divided evenly between the Company and the employee’s heirs.

•

Long-Term Disability (LTD) and Long-Term Care. The contract of our Chief Executive Officer requires the company to provide long-term disability and long-term care insurance programs on his behalf. At December 31, 2006, only the long-term care insurance was in place. Long-term care insurance provides $400 per day paid directly to the insured for every day in which the employee meets certain criteria and requires outside care.

•	Other Perquisites. The Company does not provide or reimburse for country club memberships for any officers. Vehicles have been provided to certain named executives.

Report of Compensation Committee

The Compensation Committee of the Board of Directors is primarily responsible for determining the annual salaries and other compensation of executive officers and administering the Company’s equity compensation plans. The Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management and based on such review and discussion has recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in National Coal’s 2006 Annual Report on Form 10-K and in this proxy statement.

Compensation Committee

Kenneth Scott, Chairman

Robert Heinlein

Gerald J. Malys

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, as to each person serving as Chief Executive Officer and Chief Financial Officer during 2006, the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of the 2006 whose compensation exceeded $100,000, and Joseph Davis and Kenneth Hodak, whose service as executive officers terminated during 2006 (referred to as named executive officers), information concerning all compensation paid for services to us in all capacities for 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Daniel A. Roling (1) President and Chief Executive Officer	2006	236,538	—	127,917	59,592	$424,047
Jon Nix (1) Former President and Chief Executive Officer	2006	246,967	54,102	1,149,476	33,394	1,483,939
T. Michael Love Senior Vice President, Chief Financial Officer	2006	275,000	10,000	92,623	30,116	407,739
Charles Kite General Counsel	2006	180,000	—	93,914	5,177	278,691
William Snodgrass Senior Vice President for Business Development	2006	157,500	32,589	83,774	2,665	276,528
Joseph A. Davis, Jr.(2) Former Vice President, Sales	2006	144,000	7,000	15,416	1,021	167,437
Kenneth Hodak (3) Chief Operating Officer	2006	106,774	—	53,970	16,343	177,087

(1)	Mr. Roling replaced Mr. Nix as President and Chief Executive Officer effective August 9, 2006.
(2)	Mr. Davis’ employment with National Coal Corporation terminated on October 31, 2006, following which Mr. Davis continued to provide consulting services to us for which he receive no additional compensation in 2006.
(3)	Mr. Hodak’s employment with National Coal Corporation terminated on May 12, 2006. Mr. Hodak rejoined the company as Chief Operating Officer effective January 31, 2007.

(4)	The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in fiscal 2006 with respect to stock options granted in 2006 as well as prior fiscal years, in accordance with SFAS 123R. For additional information on the valuation assumptions with respect to option grants, including the options granted in 2006, see note 15 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006. These amounts do not reflect the actual value that may be realized by the named executive officers which depends on the value of our shares in the future.
(5)	All other compensation for 2006 consists of the following (amounts in dollars):

	Moving and Relocation	Insurance Premiums		Automobile Allowance	Personal Security	Total
Mr. Roling	42,391	18,034	(i)	3,623	—	59,592
Mr. Nix	—	6,348	(ii)	256	26,790	33,394
Mr. Love	21,625	—		8,491	—	30,116
Mr. Kite	—	708	(iii)	3,762	—	5,177
Mr. Snodgrass	—	820	(iii)	1,025	—	2,665
Mr. Davis	—	—		1,021	—	1,021
Mr. Hodak	15,533	—		810	—	16,343

(i)	Insurance premium for Mr. Roling to provide individual long-term care insurance and life insurance.
(ii)	Insurance premiums for Mr. Nix to provide health insurance following Mr. Nix’s resignation from the Company ($3,888) and to provide life insurance for the benefit of Mr. Nix’s beneficiaries ($2,460).
(iii)	One-half of the insurance premiums to provide life insurance in part for the benefit of the executive’s beneficiaries.

Grants of Plan-Based Awards in Fiscal 2006

The following table provides information about equity-awards granted to each named executive officer in 2006 under the Amended and Restated 2004 National Coal Corp. Option Plan, which is the only plan pursuant to which awards were granted in 2006.

Name	Grant Date(1)	Approval Date(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH) (2)	Market Price on Grant Date ($/SH)(2)	Grant Date Fair Value of Option Awards ($)(3)
Daniel A. Roling	08/09/06	05/24/06	500,000	$8.88	$6.25	$1,535,000

(1)	The grant date of an option award is the date that the compensation committee fixes as the date the recipient is entitled to receive the award. The approval date is the date that the compensation committee approves the award.
(2)	The exercise price of option awards differs from the market price on the date of grant. The exercise price was determined based on the closing price of National Coal’s common stock on the trading day immediately prior to the date the award was approved by our compensation committee, while the market price on the date of grant is the closing price of National Coal’s common stock on that date.
(3)	The grant date fair value is generally the amount the company would expense in its financial statements over the award’s service period, but does not include a reduction for forfeitures.

Outstanding Equity Awards at Fiscal Year 2006

The following table provides information with respect to outstanding stock options held by each of the named executive officers as of December 31, 2006.

Name	Grant Date	Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date
		(#) Exercisable	(#) Unexercisable
Daniel A. Roling	08/09/06	—	500,000	(1)	$8.88	08/09/16
T. Michael Love	11/14/05	25,000	75,000	(2)	$7.02	11/14/15
Charles Kite	03/25/04	12,500	12,500	(3)	$2.20	03/25/14
	05/03/04	50,000	50,000	(3)	$5.40	05/03/14
William Snodgrass	03/25/04	12,500	25,000	(3)	$2.20	03/25/14
	06/07/05	12,500	37,500	(2)	$5.86	06/07/15
Joseph A. Davis, Jr.	04/14/04	6,250	6,250	(3)	$4.04	04/14/14
	07/16/04	6,250	6,250	(3)	$5.40	07/16/14

(1)	Options are exercisable in 25% annual increments beginning August 9, 2007.
(2)	Options are exercisable in 25% annual increments beginning January 1, 2006.
(3)	Options are exercisable in 25% annual increments beginning January 1, 2005.
(4)	Option Exercises and Stock Vested in Fiscal Year 2006.

Option Exercises and Stock Vested in Fiscal Year 2006

The following table provides information on stock option exercises for each of the named executive officers during 2006. No restricted stock awards held by named executive officers vested during 2006.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Jon Nix	468,750	$1,426,562

In September 2006, pursuant to a separation agreement we entered into with Mr. Nix, we agreed to vest in full all outstanding stock options held by Mr. Nix, following which Mr. Nix exercised all of his stock options.

Employment Agreements, Termination of Employment and Change of Control Arrangements

Other than William R. Snodgrass, each of our named executive officers not only serves as an officer of National Coal Corp., but also as an officer of our wholly-owned subsidiary National Coal Corporation. Mr. Snodgrass is an executive officer of National Coal Corporation only.

Daniel A. Roling. In May 2006, we, along with our wholly-owned subsidiary, National Coal Corporation, entered into an employment agreement with Daniel A. Roling pursuant to which Mr. Roling would become the President and Chief Executive Officer of each company. Mr. Roling became our Chief Executive Officer on August 9, 2006 and President on February 6, 2007. Pursuant to the terms of his employment agreement, Mr. Roling shall also serve as a member of the Board. In November 2006, we expanded the size of our Board from 5 to 7 members, and Mr. Roling and Mr. Malys were appointed as directors. Mr. Roling’s employment agreement expires on May 24, 2009. Mr. Roling’s employment agreement shall be automatically renewed after the expiration of the initial term for successive two-year terms unless the Board elects to terminate the employment agreement. Mr. Roling earns a base salary of $600,000 per year, which rate of compensation is in effect until expiration of the initial term. Thereafter, the base annual salary shall be at the rate determined in good faith by the Board, but shall not be lower than the base salary in effect at the end of the immediately preceding fiscal year. In addition, for each full fiscal year during which Mr. Roling is employed as the Chief Executive Officer, commencing with the fiscal year ended December 31, 2006, Mr. Roling shall be paid an annual cash bonus in an amount to be determined in good faith by the Board, but not more than an amount equal to fifty percent (50%) of the base amount of Mr. Roling’s salary. Pursuant to Mr. Roling’s employment agreement, National Coal Corporation maintains key man life insurance for Mr. Roling. Any proceeds of this policy would be distributed 50% to National Coal Corporation and 50% to Mr. Roling’s heirs.

Under his employment agreement, on May 25, 2006, the compensation committee approved the grant to Mr. Roling of a non-qualified stock option to purchase 500,000 shares of our common stock at an exercise price of $8.88 per share, the grant of which occurred upon Mr. Roling’s commencement of employment in August 2006. The options shall vest in four equal annual installments on the anniversary of the date of commencement of employment, but shall fully vest upon a change of control. In addition, under his employment agreement, Mr. Roling purchased 100,000 shares of our common stock at a price of $8.88 per share.

In the event that Mr. Roling’s employment is terminated other than for bad conduct or because of substantial differences of opinion between Mr. Roling and the Board, or other circumstances should arise such that Mr. Roling, in good faith, no longer feels that he can function effectively as Chief Executive Officer of the Company, then Mr. Roling shall be entitled to certain severance benefits for a severance period of twelve months. Such severance benefits include a continuation of Mr. Roling’s base salary, a prorated annual cash bonus payment, continued insurance coverage, continued use of a company owned and maintained automobile, and immediate vesting of all unvested options and immediate lapse of any forfeiture provision relating to restricted share grants scheduled to vest during the severance period. In the event of a change of control, the Company shall perform an analysis to determine the applicability of Section 4999 of the United States Internal Revenue Code of 1986, and if applicable, shall pay to Mr. Roling a gross-up not to exceed $200,000 such that Mr. Roling will retain a net amount equal to the payments he is entitled to pursuant to the terms of the Employment Agreement, less income and employment taxes, assuming that the excise tax under Section 4999 didn’t apply.

In addition, in the event that Mr. Roling’s employment with the Company is terminated for any reason, the Company shall, upon the request of Mr. Roling, pay for outplacement service for Mr. Roling for a period of twelve (12) months and provide office space and secretarial support to assist Mr. Roling in searching for and obtaining a new position.

T. Michael Love. In November 2005, National Coal Corp., and our wholly-owned subsidiary, National Coal Corporation, entered into an employment agreement with Mr. Love to serve as Chief Financial Officer. Under his employment agreement, Mr. Love is entitled to an initial salary of $275,000 per year. Annual increases in Mr. Love’s base salary are determined in good faith by the Board at the beginning of each fiscal year. Mr. Love is also entitled to one year of severance pay in the event of termination without cause any time before January 1, 2009 or if he terminates his employment for good reason. Mr. Love was granted 100,000 stock options at the then current market value of $7.02 per share. These options vest in four equal annual installments, starting on January 1, 2006, but shall fully vest upon a change of control of National Coal Corp. or upon termination of Mr. Love’s employment without cause or for good reason.

Jon E. Nix. In July 2004, our wholly-owned subsidiary, National Coal Corporation, entered into an employment agreement with Mr. Nix, as President and Chief Executive Officer, which agreement was subsequently amended and restated effective as of October 1, 2004. Under his employment agreement, Mr. Nix was entitled to an initial salary of $408,000 per year and a cash bonus in an amount to be determined in good faith by the Board of National Coal Corporation on an annual or quarterly basis, as approved by the Board. As further compensation, Mr. Nix also was entitled to monthly compensation in an amount equal to five cents ($.05) per ton of coal (calculated upon “clean” tonnage sold as opposed to “raw” tonnage mined) sold by National Coal Corporation each month that is mined from all of its owned and leased properties. Annual increases in Mr. Nix’s base salary were to be determined in good faith by the Board at the beginning of each fiscal year. The initial term of Mr. Nix’s employment was two years, which term would be automatically renewed for successive two-year terms unless the Board of National Coal Corporation provided Mr. Nix written notice of non-renewal no later than 120 days prior to the expiration of the then-current term. In August 2005, Mr. Nix voluntarily accepted a notice of non-renewal. On August 8, 2006, Mr. Nix resigned as President and Chief Executive Officer.

On September 6, 2006, we entered into a separation agreement with Mr. Nix, pursuant to which he continues to serve as Chairman of our Board of Directors. As a non-employee director, we now pay Mr. Nix the same compensation we pay other non-employee directors. Additionally, for services as our Chairman, Mr. Nix may earn a discretionary bonus as determined by the other non-management directors then serving on the Board. We also agreed to provide Mr. Nix with health insurance coverage while he serves on the Board, and we agreed to vest all of Mr. Nix outstanding stock options and all stock options held by Mr. Nix’s spouse.

Charles Kite. In May 2004, our wholly-owned subsidiary, National Coal Corporation, entered into an employment agreement with Mr. Kite as General Counsel, which agreement was subsequently amended and restated effective as of September 16, 2004. Under his employment agreement, Mr. Kite is entitled to an initial salary of $180,000 per year, and an annual cash bonus in an amount to be determined in good faith by the Board of National Coal Corporation. Annual increases in Mr. Kite’s base salary are determined in good faith by the Board at the beginning of each fiscal year. The initial term of Mr. Kite’s employment is two years, which term will be automatically renewed for successive two-year terms unless the Board of National Coal Corporation provides Mr. Kite written notice of non-renewal no later than 120 days prior to the expiration of the then-current term. In August 2005, Mr. Kite voluntarily accepted a notice of non-renewal. As a result, Mr. Kite’s employment agreement expired as of September 16, 2006 and has not been renewed. Mr. Kite’s base salary is $180,000. Under his employment agreement, Mr. Kite was granted an option to purchase 100,000 shares of our common stock at an exercise price of $5.40 per share under the terms and conditions set forth in the 2004 Option Plan. Pursuant to the 2004 Option Plan, Mr. Kite’s options vest ratably over a four-year period beginning January 1, 2005. Pursuant to Mr. Kite’s employment agreement and continued after its expiration, National Coal Corporation maintains key man life insurance for Mr. Kite. Any proceeds of this policy would be distributed 50% to National Coal Corporation and 50% to Mr. Kite’s heirs.

William R. Snodgrass. In October 2004, our wholly-owned subsidiary, National Coal Corporation, entered into an amended employment agreement with William R. Snodgrass as Operations Manager of Mining Operations. We further amended Mr. Snodgrass’s employment agreement effective May 15, 2006 upon his appointment as our Chief Operating Officer. Under his employment agreement, as amended, Mr. Snodgrass is entitled to a salary of $180,000 per year and an annual cash bonus in an amount to be determined in good faith by the Board of National Coal Corporation. Annual increases in Mr. Snodgrass’s base salary are determined in good faith by the Board at the beginning of each fiscal year. The initial term of Mr. Snodgrass’s employment is two years, which term will be automatically renewed for successive two-year terms unless the Board of National Coal Corporation provides Mr. Snodgrass written notice of non-renewal no later than 120 days prior to the expiration of the then-current term. In August 2005, Mr.

Snodgrass voluntarily accepted a notice of non-renewal. As a result, his employment agreement expired in September 2006. We expect that Mr. Snodgrass will remain employed without a contract. Mr. Snodgrass’ base salary for 2005 and 2006 was $120,000 and $180,000, respectively. In June 2005, we granted 50,000 stock options to Mr. Snodgrass at an exercise price of $5.86 per share. These options vest in four equal installments starting annually on January 1, 2006.

Potential Severance Payments

As described above, our employment agreements with Messrs. Roling and Love provide for severance benefits in the event that the executive’s employment is terminated under certain circumstances. The following table sets forth severance payments and benefits that we would have been obligated to pay to Messrs. Roling and Love assuming a triggering event had occurred under each of their respective agreements as of December 31, 2006:

Name	Cash Severance Payment ($)(1)	Bonus Value ($)		Continuation of Benefits ($)		Value of Acceleration of Vesting of Equity Awards ($)(4)	Outplacement Services($)		Total Severance Benefits ($)
Daniel Roling	600,000	100,000	(2)	51,150	(3)	—	42,000	(5)	793,150
T. Michael Love	275,000	—		—		—	—		275,000

(1)	Represents twelve months of cash severance payments based on the executive’s salary payable in a lump sum or periodic payments as provided in the executive’s employment agreement.
(2)	Consists of prorated annual cash bonus payment calculated by multiplying the target amount (50% of base salary) by a fraction, the numerator of which is the number of calendar months (full or partial) during which Mr. Roling was employed by the Company in 2006 and the denominator of which is 12;
(3)	Represents the estimated cost of continuation of the following benefits for the severance period: (i) insurance coverage for medical, major medical and disability coverage; (ii) automobile allowance; and (iii) reimbursement of fees for professional services of $10,000.
(4)	Represents the value of accelerated “in the money” stock options using the closing price of our common stock on December 29, 2006 of $6.00, as reported by NASDAQ. At December 31, 2006, no stock options held by the executives were “in the money.”
(5)	Represents the estimated costs to the Company of providing Mr. Roling with (i) outplacement services for a period of twelve months with agency selected by Mr. Roling, based upon the customary fees charged by nationally rated firms engaged in providing such services, and (ii) office space and secretarial support for a period of twelve months to assist Mr. Roling in searching for and obtaining a new position.

Potential Change in Control Payments

As described above, our employment agreements with Messrs. Roling and Love provide for accelerated vesting of all options held by such executives upon a change in control. The following table sets forth the change in control benefits that we would have been obligated to pay to our named executive officers assuming a change in control had occurred as of December 31, 2006:

Name	Value of Acceleration of Vesting of Equity Awards ($)(1)	280G Tax Gross Up ($)
Daniel Roling	—	200,000	(2)
T. Michael Love	—	—

(1)	Represents the value of accelerated “in the money” stock options using the closing price of our common stock on December 29, 2006 of $6.00, as reported by NASDAQ. At December 31, 2006, no stock options held by the executives were “in the money.”
(2)	Mr. Roling is entitled to receive up to $200,000 of additional cash compensation to reimburse him for any excise taxes payable by Mr. Roling on payments, distributions or benefits that are subject to excise taxes as provided under Section 4999 of the Internal Revenue Code.

Director Compensation

The general policy of the Board is that compensation for independent directors should be a mix of cash and equity-based compensation. We do not pay management directors for Board service in addition to their regular employee compensation. The Compensation Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. The Board reviews the committee’s recommendations and determines the amount of director compensation. The committee can engage the services of outside advisers, experts, and others to assist the committee in determining director compensation. During 2006, the committee did not use an outside adviser to aid in setting director compensation.

Jon Nix resigned as an officer of the company in August 2006. For services as our Chairman, Mr. Nix may earn a discretionary bonus as determined by the other non-management directors then serving on the Board. No bonus for service as a director was awarded to Mr. Nix during 2006. We also agreed to provide Mr. Nix with health insurance coverage while he serves on the Board.

The key elements of our director compensation program are as follows:

•	annual cash retainer of $50,000;

•	annual Audit Committee chairperson fee of $25,000;

•	annual Compensation and Nominating Committee chairperson fees of $10,000 each, which was changed during 2006 from $25,000 each in the prior year; and

•	stock option grant of 75,000 shares upon the director’s first election or appointment to the Board.

The following table details the total compensation earned by the company’s non-employee directors in 2006.

Director Summary Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Scott Filstrup	60,000	61,672	121,672
Robert Heinlein	75,000	61,672	136,672
Gerald J. Malys	8,334	8,860	17,194
Kenneth Scott	60,000	61,672	121,672
Jon Nix	—	—	—
Total	203,334	193,876	397,210

Directors receive cash fees in monthly installments with the exception of committee chairperson fees which are paid at the beginning of each annual term. Annual retainers are prorated so that adjustments can be made during the year. Unpaid portions of cash retainers are forfeited upon termination, retirement, disability, or death. Our current practice is to grant each non-employee director a stock option to purchase 75,000 shares of common stock upon their initial election or appointment to the Board. Directors’ options vest in equal annual installments over a four-year period from the date of grant. Vesting accelerates upon the director’s death or disability or if the director is not nominated by the Board for re-election as a director. In 2007, the term of the stock options for independent directors immediately following their end of service was extended from ninety days to eighteen months.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2006 regarding equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	1,323,625	$5.90	479,625
Equity compensation plans not approved by security holders	—	—	—
Total	1,323,625	$5.90	479,625

(1)	Consists of shares underlying our 2004 Option Plan, of which an aggregate of 2,750,000 shares initially were reserved for issuance. All outstanding awards under the 2004 Option Plan consist of stock options.

Certain Relationships and Related Transactions

Review and Approval of Related Party Transactions. We have adopted a Code of Ethical Conduct that applies to all employees and directors of the company. This Code of Ethical Conduct requires that all of our employees and directors avoid engaging in activities that give rise to conflicts of interest, including engaging in any transactions with the company, without first obtaining a waiver. Executive officers and directors are required to obtain such a waiver from our Board of Directors or an appropriate committee of our Board. There were no instances during 2006 in which an executive officer or director engaged in a related party transaction with the company without first obtaining a waiver under as required under our Code of Ethical Conduct.

Reportable Related Party Transactions. Other than the employment arrangements described elsewhere in this report and the transactions described below, since January 1, 2006, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeds $120,000; and

•

in which any director, executive officer, shareholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

On June 5, 2006, we sold 100,000 shares to Daniel Roling, our President and CEO, for a total price of $888,000.

On March 2, 2007, we sold 200,000 shares of our common stock to Daniel Roling, our President and Chief Executive Officer, for a purchase price of $4.65 per share. The sale to Mr. Roling was made pursuant to a subscription agreement, dated February 28, 2007, and was part of a larger offering of 3,000,000 shares our common stock in which two institutional investors acquired the remaining shares. In connection with the offering, we entered into a registration rights agreement with Mr. Roling and the other purchasers, dated February 28, 2007, pursuant to which we agreed to register with the Securities and Exchange Commission the resale by the purchasers of the shares purchased in the offering.

AUDIT RELATED MATTERS

Report of Audit Committee

The Audit Committee of the Board of Directors, which consists of independent directors (as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace Rules), has furnished the following report:

On April 1, 2005, the Audit Committee was formed with its current members. The Audit Committee operates under a written charter that was approved by the Board of Directors effective April 1, 2005. For the fiscal year ended December 31, 2006, the Audit Committee has performed, or has confirmed that the Company’s Board of Directors has performed, the duties of the Audit Committee, which is responsible for providing objective oversight of the Company’s internal controls and financial reporting process.

In fulfilling its responsibilities for the financial statements for fiscal year 2006, the Board of Directors:

•	Reviewed and discussed the audited financial statements for the year ended December 31, 2006 with management and Gordon Hughes & Banks, LLP (the “Auditors”), the Company’s independent auditors; and

•

Received written disclosures and the letter from the Auditors regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with the Auditors their independence.

In fulfilling its responsibilities for the financial statements for fiscal year 2005, the Audit Committee discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

Based on the Board of Directors’ review of the audited financial statements and discussions with management and the Auditors, the Board of Directors approved the inclusion of the audited financial statements in the Corporation’s Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the SEC.

The Board of Directors also considered the status of pending litigation and other areas of oversight relating to the financial reporting and audit process that the Board determined appropriate.

The Board of Directors has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

Audit Committee

Robert Heinlein, Chairman

Scott Filstrup

Kenneth Scott

Services Provided by the Independent Auditors

On August 25, 2006, Gordon, Hughes & Banks resigned as our independent registered public accounting firm. The report of Gordon, Hughes, & Banks on our financial statements for the fiscal year ended December 31, 2005 did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles. In connection with its audits for the fiscal year ended December 31, 2005, and the interim period from January 1, 2006 through August 24, 2006, there were no disagreements with Gordon, Hughes & Banks on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Gordon, Hughes, & Banks would have caused them to make reference thereto in their report on the financial statements for such year. In addition, no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during our fiscal year ended December 31, 2005, and the subsequent interim period through August 24, 2006. We requested that Gordon, Hughes, & Banks furnish us with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not it agreed with the above statements. A copy of such letter, dated August 30, 2006, is filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on August 31, 2006.

On August 25, 2006, we engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006, and to perform procedures related to the financial statements included in our quarterly reports on Form 10-Q, beginning with, and including, the quarter ended September 30, 2006. Our Audit Committee approved the engagement of Ernst & Young. We did not consult with Ernst & Young during our two most recent fiscal years or during any subsequent interim period prior to its appointment as auditor regarding either (i) the application of accounting principle to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither oral advice nor a written report was provided to us that Ernst & Young concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

All audit work for the fiscal year ended December 21, 2006 was performed by the full time employees of Ernst & Young LLP. Generally, the Audit Committee approves in advance audit and non-

audit services to be provided by Ernst & Young LLP. In other cases, in accordance with Rule 2-01(c)(7) of Securities and Exchange Commission Regulation S-X, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for matters which arise or otherwise require approval between regularly scheduled meetings of the Audit Committee, provided that the Chairman reports such approvals to the Audit Committee at the next regularly scheduled meeting of the Audit Committee. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence, and has approved such services.

Audit Fees. Ernst & Young billed us an aggregate of approximately $319,830 (including out-of-pocket expenses of $27,705) in fees for audit services associated with the audit of our annual financial statements for the fiscal year ended December 31, 2006 and the review of the financial statements included in our Form 10-Q for the third quarter of fiscal 2006.

Gordon, Hughes, & Banks billed us an aggregate of $133,368 (including out-of-pocket expenses of $10,293) in fees for audit services associated with the audit of our annual financial statements for the fiscal year ended December 31, 2005 and the reviews of the financial statements included in our Form 10-Q for the first and second quarters of fiscal 2006.

Audit-Related Fees. Ernst & Young billed us an aggregate of $148,705 (including out-of-pocket expenses of $3,919) in fees for audit-related services for the year ended December 31, 2006. Gordon, Hughes, & Banks billed us an aggregate of $41,767 and $13,600 in fees for audit-related services for the years ended December 31, 2006 and 2005, respectively. Audit-related services principally include due diligence in connection with acquisitions, financing transactions, and accounting consultations.

Tax Fees. Fees were incurred with Gordon, Hughes, & Banks totaling $7,000 during the years ended December 31, 2005 for tax services, including for tax compliance, tax advice and tax planning. We incurred no such fees with Ernst & Young, LLP.

All Other Fees. No other fees were incurred during the years ended December 31, 2006 and 2005 for services provided by Ernst & Young LLP and Gordon, Hughes & Banks, LLP except as described above.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO 2004 OPTION PLAN

The Board of Directors has approved an amendment (the Amendment) to the 2004 National Coal Corp. Option Plan (the 2004 Plan) to increase the number of shares of common stock available for issuance under the 2004 Plan from 2,750,000 shares to 4,450,000 shares. The 2004 Plan, as amended, is attached hereto as Appendix A. The Amendment is being submitted to the shareholders for approval at the Annual Meeting.

The Board of Directors approved the Amendment on June 5, 2007, to ensure that a sufficient number of shares of common stock are available for issuance under the 2004 Plan. At June 18, 2007, 380,125 shares remained available for grants of awards under the 2004 Plan. The Board of Directors believes that the ability to grant stock-based awards is important to the future success of the Company. The grant of stock options and other stock-based awards can motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. In addition, stock-based compensation can be valuable in recruiting and retaining highly qualified technical and other key personnel who are in great demand as well as rewarding and providing incentives to our current employees. The increase in the number of shares available for awards under the 2004 Plan will enable the Company to continue to realize the benefits of granting stock-based compensation.

The following summary briefly describes the principal features of the 2004 Plan and is qualified in its entirety by reference to the full text of the 2004 Plan.

General

We adopted the 2004 Plan in March 2004. Each employee, consultant or director of National Coal or any of its subsidiaries is eligible to be considered for the grant of stock options or purchase rights under the 2004 Plan. The maximum number of shares of common stock that may be issued pursuant to awards granted under the 2004 Plan currently is 2,750,000, subject to certain adjustments in the event of a stock split, reverse stock split, recapitalization or similar event. Any shares of common stock subject to an option or purchase right, which for any reason expires or terminates unexercised, are again available for issuance under the 2004 Plan. The amendment to the 2004 Plan described in this proxy statement increases the total number of reserved shares to 4,450,000.

The 2004 Plan may be administered by the Board of Directors or a committee of two or more non-employee directors appointed by the Board of Directors, each of whom shall be an “outside director” for purposes of 162(m) of the Internal Revenue Code of 1986, as amended. Presently, the 2004 Plan is administered by our Compensation Committee. The party administering the 2004 Plan is referred to in this proxy statement as the Administrator. Subject to the provisions of the 2004 Plan, the Administrator has full and final authority to select the employees, officers, directors and consultants to whom awards will be granted, to grant the awards and to determine the terms and conditions of the awards and the number of shares to be issued pursuant to the awards.

Types of Awards

The 2004 Plan authorizes the Administrator to enter into stock option agreements or stock purchase agreements, or both, with any eligible person. As of December 31, 2006, there were approximately 279 employees and five non-employee directors that were eligible to participate in the 2004 Plan. The provisions of the various stock option agreement and stock purchase agreements entered into under the 2004 Plan are not required to be identical.

Acceleration of Vesting

The 2004 Plan provides that in the event of a sale by National Coal of all or substantially all of its assets, a merger of National Coal with another company, the sale or issuance of more than 50% of the total issued and outstanding voting stock of National Coal to another party or parties in a single transaction or in a series of related transactions, resulting in a change of control of National Coal, or a similar business combination or extraordinary transaction involving us, all outstanding awards under the option plan which have not vested will accelerate to a date at least ten (10) business days prior to the closing date of such sale or similar business combination or extraordinary transaction. The exercise of options the vesting of which has accelerated accordingly will not be effective until the closing date of an above-referenced extraordinary transaction or business combination. Such vested options will terminate on the date of the closing of the event causing the vesting of the options to accelerate. The vesting of the options is conditioned upon the closing of the transaction that causes the vesting of the options to accelerate. If said transaction does not close within 30 days from the acceleration date, then the vesting of the accelerated options will not be effective, and the options will revert to their original vesting schedule, subject to acceleration again in accordance with the plan if another extraordinary transaction or business combination is proposed and closed.

Plan Duration

The 2004 Plan became effective upon its adoption by the Board of Directors in March 2004, and was originally approved by our shareholders in March 2004. Unless terminated earlier by the Board of Directors, the 2004 Plan will automatically terminate on February 12, 2014.

Amendments

The Board of Directors may amend, suspend or terminate the plan at any time and for any reason. At the time of such amendment, the Board of Directors shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval, including shareholder approval required by NASDAQ rules.

Eligibility under Section 162(m) of the Tax Code

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Internal Revenue Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m) of the tax code, the performance criteria will be based on stock price appreciation (in the case of options) or on one or more of the other factors set forth in the 2004 Plan (which may be adjusted as provided in the plan), applied either individually, alternatively, or in any combination, to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the Administrator in the award. To the extent that an award under the 2004 Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m) of the tax code, the performance criteria can include the achievement of strategic objectives as determined by the Administrator. The number of shares of common stock, stock options, or other benefits granted, issued, retainable, and/or vested under an award due to satisfaction of performance criteria may be reduced by the Administrator based on any further considerations that the Administrator may determine in its sole discretion.

U.S. Tax Consequences

The following is a general discussion of the principal United States federal income tax consequences of “incentive stock options” within the meaning of Section 422 of the Code, “non statutory stock options” and restricted stock and restricted stock unit awards, based upon the United States Internal Revenue Code, and the Treasury Regulations promulgated thereunder, all of which are subject to modification at any time. The 2004 Plan does not constitute a qualified retirement plan under Section 401(a) of the Internal Revenue Code (which generally covers trusts forming part of a stock bonus, pension or profit sharing plan funded by employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

Stock option grants under the 2004 Plan may be intended to qualify as incentive stock options under Section 422 of the tax code or may be non-qualified stock options governed by Section 83 of the tax code. Generally, no federal income tax is payable by a participant upon the grant of a stock option, and a deduction is not taken by the company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. We will be entitled to a corresponding deduction on our income tax return. A participant will not have any taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Restricted stock also is governed by Section 83 of the tax code. Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (it becomes vested or transferable). Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then usually at capital gain rates when the shares are sold (long-term capital gain rates if the shares are held for more than a year).

The American Jobs Creation Act of 2004 added Section 409A to the tax code, generally effective January 1, 2005. The IRS has issued regulations that, in part, give employers until the end of 2007 to effect Section 409A implementation in almost all circumstances. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee for failure to comply with Section 409A. However, it does not affect our ability to deduct deferred compensation.

Section 409A does not apply to incentive stock options, non-qualified stock options (that are not issued at a discount), and restricted stock, provided that there is no deferral of income beyond the vesting date. Section 409A also does not cover stock options if they are issued by a public company on its traded stock, the exercise price is not less than the fair market value of the underlying stock on the date of grant, and there are not any features that defer the recognition of income beyond the exercise date.

As described above, awards granted under the 2004 Plan may qualify as “performance-based compensation” under Section 162(m) of the tax code. To qualify, options and other awards must be granted under the 2004 Plan by a Committee of the Board consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the 2004 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify, the grant, issuance, vesting, or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the 2004 Plan, as established and certified by a Committee consisting solely of two or more “outside directors.”

Effect of Section 16(b) of the Securities Exchange Act of 1934

The acquisition and disposition of common stock by officers, directors and more than 10% shareholders (referred to as insiders) pursuant to awards granted to them under the 2004 Plan may be subject to Section 16(b) of the Securities Exchange Act of 1934. Pursuant to Section 16(b), a purchase of common stock by an insider within six months before or after a sale of common stock by the insider could result in recovery by us of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Securities Exchange Act of 1934 upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain employee benefit plans. The 2004 Plan is designed to comply with Rule 16b-3.

New Plan Benefits

Because awards under the 2004 Plan are discretionary, benefits or amounts that will hereinafter be received by or allocated to our chief executive officer, the named executive officers, all current executive officers as a group, the non-executive directors as a group, and all employees who are not executive officers, are not presently determinable. No awards contingent upon obtaining stockholder approval of the amendment to the 2004 Plan have been made under the 2004 Plan.

Equity Compensation Plan Information

For information regarding equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance as of December 31, 2006, see “Executive Compensation – Equity Compensation Plan Information” above.

Required Vote

The approval of the amendment to the 2004 Plan will require the affirmative vote of a majority of the shares of voting stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal. The Board of Directors is of the opinion that amendment of the 2004 Plan is in the best interests of National Coal and its shareholders and recommends a vote for the approval of the amendment to the 2004 Plan. All proxies will be voted to approve the amendment to the 2004 Plan unless a contrary vote is indicated on the enclosed proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE AMENDMENT OF THE 2004 PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of June 18, 2007:

•	each person who is known to us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors and nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of common stock under warrants or options currently exercisable or exercisable within 60 days of the date of this information are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants or options but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding at June 18, 2007. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

The information presented in this table is based on 20,077,012 shares of our common stock outstanding on June 18, 2007. Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more shareholders named below is c/o National Coal Corp., 8915 George Williams Road, Knoxville, Tennessee 37923.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Directors and Named Executive Officers:
Daniel A. Roling (1)	825,000	4.1%
T. Michael Love (2)	50,000	*
Charles Kite (3)	215,750	1.1%
William R. Snodgrass (4)	56,500	*
Kenneth Hodak (5)	1,750	*
Jon Nix (6)	6,106,138	30.4%
Scott Filstrup (7)	62,500	*
Robert Heinlein (7)	62,500	*
Kenneth Scott (7)	62,500	*
Gerald J. Malys	—	*

Directors and Executive Officers as a Group (10 persons) (8)	7,442,638	37.1%

5% Shareholders:
The J-K Navigator Fund L.P. (9)	1,940,400	9.7%
Crestview Capital Master LLC (10)	3,746,562	18.7%
Stewart & Jennifer Flink (11)	3,786,648	18.9%
Jenco Capital Corporation (12)	2,161,138	10.8%
Nancy Hoyt Revocable Trust (13)	3,904,044	19.4%
NorthSound Capital (14)	1,524,045	7.6%

*	Less than 1%.
(1)	Consists of (i) 300,000 shares of common stock, (ii) 400,000 shares of common stock that Mr. Roling has the right to acquire pursuant to a call option acquired from Jon Nix and (iii) 125,000 shares of common stock reserved upon issuance upon issuance of stock options which will become exercisable within 60 days of June 18, 2007.
(2)	Consists of 50,000 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of June 18, 2007.
(3)	Consists of (i) 122,000 shares of common stock, and (ii) 93,750 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of June 18, 2007.
(4)	Consists of (i) 6,500 shares of common stock, and (ii) 50,000 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of June 18, 2007.
(5)	Consists of 1,750 shares of common stock.
(6)	Consists of (i) 3,667,500 shares of common stock, (ii) 2,161,138 shares of common stock held by Jenco Capital Corporation over which Mr. Nix has voting and investment power, (iii) 275,000 shares of common stock beneficially owned by Mr. Nix’s spouse, Jeanne Bowen Nix, and (iv) 2,500 shares of common stock beneficially owned by Mr. Nix’s dependents.
(7)	Consists of (i) 25,000 shares of common stock, and (ii) 37,500 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of June 18, 2007.
(8)	Consists of (i) 6,611,388 shares of common stock, , (ii) 400,000 shares of common stock that Mr. Roling has the right to acquire pursuant to a call option acquired from Jon Nix, and (iii) 431,250 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of June 18, 2007.
(9)	Consists of 1,940,400 shares of common stock.
(10)	Consists of (i) 3,112,312 shares of common stock, and (ii) 634,250 shares of common stock that may be acquired from the registrant upon exercise of outstanding warrants and conversion of outstanding convertible preferred equity securities.
(11)	Consists of (i) 18,506 shares of common stock, (ii) 21,580 shares of common stock that may be acquired from the registrant upon exercise of warrants and conversion of convertible preferred equity securities; and (iii) 3,746,562 shares of common stock beneficially owned by Crestview Capital Master, LLC, Dillon Capital, and Crestview Capital Partners, LLC over which Stewart Flink has voting and investment power.
(12)	Mr. Nix exercises voting and investment authority over the shares held by this shareholder.
(13)	Consists of (i) 66,808 shares of common stock, (ii) 90,674 shares of common stock that may be acquired from the registrant upon exercise of warrants and conversion of convertible preferred equity securities, and (iii) 3,746,562 shares of common stock beneficially owned by Crestview Capital master, LLC, Dillon Capital and Crestview Capital Partners, LLC over which Robert Hoyt, Nancy Hoyt’s husband, has voting and investment power. Nancy Hoyt exercises voting and investment authority over the shares held by the Nancy Hoyt Revocable Trust.
(14)	Consists of 1,524,045 shares of common stock.

OTHER PROPOSALS

We are not aware of any other business to be presented to the meeting and we do not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

2008 STOCKHOLDER PROPOSALS

Any shareholder who intends to present a proposal at the 2008 annual meeting of shareholders for inclusion in our proxy statement and proxy form relating to such annual meeting must submit such proposal to us at our principal executive offices no later than February 27, 2008. In addition, in the event a shareholder proposal is not received by the Company by May 13, 2008, the proxy to be solicited by the Board of Directors for the 2008 annual meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2008 annual meeting without any discussion of the proposal in the proxy statement for such meeting.

SEC rules and regulations provide that if the date of our 2008 annual meeting is advanced or delayed more than 30 days from first anniversary of the 2007 annual meeting, shareholder proposals intended to be included in the proxy materials for the 2008 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2008 annual meeting. If we determine that the date of the 2008 annual meeting will be advanced or delayed by more than 30 days from the first anniversary of the 2007 annual meeting, we will publicly disclose such change.

COMMUNICATIONS WITH DIRECTORS

You may communicate with the Chairs of our Audit Committee, Governance and Nominating Committee or Compensation Committee, or with our independent directors as a group, by writing to any such person or group, care of the Corporate Secretary of National Coal Corp., at our principal executive offices, 8915 George William Road Knoxville, Tennessee 37923.

Communications are distributed to the Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.

SOLICITATION OF PROXIES

We will bear the expense of soliciting proxies. Our directors, officers and other employees may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services. We may also reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable charges and expenses in connection with the distribution of proxy materials.

ANNUAL REPORT

Our financial statements for the year ended December 31, 2006 are included in our 2006 Annual Report to Shareholders, which we are sending to our shareholders at the same time as this proxy statement. Our 2006 Annual Report on Form 10-K, which has been filed with the SEC, will be made available to shareholders without charge upon written request to the Corporate Secretary of National Coal Corp., at our principal executive offices, 8915 George William Road Knoxville, Tennessee 37923.

By Order of the Board of Directors

Jon E. Nix
Chairman of the Board

Knoxville, Tennessee

June 18, 2007

PLEASE PROMPTLY VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. AT ANY TIME BEFORE A VOTE YOU MAY REVOKE YOUR PROXY BY (1) A LATER PROXY OR A WRITTEN NOTICE OF REVOCATION DELIVERED TO THE INSPECTOR OF ELECTIONS OR (2) ADVISING THE INSPECTOR OF ELECTIONS AT THE MEETING THAT YOU ELECT TO VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

THE ANNUAL MEETING IS ON JULY 23, 2007

PLEASE RETURN YOUR PROXY IN TIME

APPENDIX A

AMENDED AND RESTATED

2004 NATIONAL COAL CORP.

OPTION PLAN

SECTION 1: GENERAL PURPOSE OF PLAN

The name of this plan is the 2004 NATIONAL COAL CORP. OPTION PLAN (the “Plan”). The purpose of the Plan is to enable NATIONAL COAL CORP., a Florida corporation (the “Company”), and any Parent or any Subsidiary to obtain and retain the services of the types of Employees, Consultants and Directors who will contribute to the Company’s long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.

SECTION 2: DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

“Administrator” shall have the meaning as set forth in Section 3, hereof.

“Board” means the Board of Directors of the Company.

“Cause” means (i) failure by an Eligible Person to substantially perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) engaging in misconduct or a fiduciary breach which is or potentially is materially injurious to the Company or its stockholders; (iii) commission of a felony; (iv) the commission of a crime against the Company which is or potentially is materially injurious to the Company; or (v) as otherwise provided in the Stock Option Agreement or Stock Purchase Agreement. For purposes of this Plan, the existence of Cause shall be determined by the Administrator in its sole discretion.

“Change in Control” shall mean:

The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power (which voting power shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrant or right to subscribe to or purchase those shares) of the continuing or Surviving Entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned, directly or indirectly, by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; provided, however, that in making the determination of ownership by the stockholders of the Company, immediately after the reorganization, equity securities which persons own immediately before the reorganization as stockholders of another party to the transaction shall be disregarded; or

The sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means a committee of the Board designated by the Board to administer the Plan.

“Company” means NATIONAL COAL CORP., a corporation organized under the laws of the State of Florida (or any successor corporation).

“Consultant” means a consultant or advisor who is a natural person or a legal entity and who provides bona fide services to the Company, a Parent or a Subsidiary; provided such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Date of Grant” means the date on which the Administrator adopts a resolution expressly granting a Right to a Participant or, if a different date is set forth in such resolution as the Date of Grant, then such date as is set forth in such resolution.

“Director” means a member of the Board.

“Disability” means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an ISO pursuant to Section 6.6 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Plan Administrator.

“Eligible Person” means an Employee, Consultant or Director of the Company, any Parent or any Subsidiary.

“Employee” shall mean any individual who is a common-law employee (including officers) of the Company, a Parent or a Subsidiary.

“Exercise Price” shall have the meaning set forth in Section 6.3 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the fair market value of a Share, determined as follows: (i) if the Stock is listed on any established stock exchange or a national market system, including without limitation, the NASDAQ National Market, the Fair Market Value of a share of Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable; (ii) if the Stock is quoted on the NASDAQ System (but not on the NASDAQ National Market) or any similar system whereby the stock is regularly quoted by a recognized securities dealer but closing sale prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the bid and asked prices for the Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or (iii) in the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Administrator and such determination shall be conclusive and binding on all persons.

“First Refusal Right” shall have the meaning set forth in Section 8.7 hereof.

“ISO” means a Stock Option intended to qualify as an “incentive stock option” as that term is defined in Section 422(b) of the Code.

“Non-Employee Director” means a member of the Board who is not an Employee of the Company, a Parent or Subsidiary, who satisfies the requirements of such term as defined in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission.

“Non-Qualified Stock Option” means a Stock Option not described in Section 422(b) of the Code.

“Offeree” means a Participant who is granted a Purchase Right pursuant to the Plan.

“Optionee” means a Participant who is granted a Stock Option pursuant to the Plan.

“Outside Director” means a member of the Board who is not an Employee of the Company, a Parent or Subsidiary, who satisfies the requirements of such term as defined in Treasury Regulations (26 Code of Federal Regulation Section 1.162-27(e)(3)).

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

“Participant” means any Eligible Person selected by the Administrator, pursuant to the Administrator’s authority in Section 3, to receive grants of Rights.

“Plan” means this 2004 NATIONAL COAL CORP. OPTION PLAN, as the same may be amended or supplemented from time to time.

“Purchase Price” shall have the meaning set forth in Section 7.3.

“Purchase Right” means the right to purchase Stock granted pursuant to Section 7.

“Rights” means Stock Options and Purchase Rights.

“Repurchase Right” shall have the meaning set forth in Section 8.8 of the Plan.

“Service” shall mean service as an Employee, Director or Consultant.

“Stock” means Common Stock of the Company.

“Stock Option” or “Option” means an option to purchase shares of Stock granted pursuant to Section 6.

“Stock Option Agreement” shall have the meaning set forth in Section 6.1.

“Stock Purchase Agreement” shall have the meaning set forth in Section 7.1.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

“Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the corporation existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity. In making the determination of ownership by the stockholders of an entity immediately after the merger, consolidation or similar transaction, equity securities which the stockholders owned immediately before the merger, consolidation or similar transaction as stockholders of another party to the transaction shall be disregarded. Further, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

“Ten Percent Stockholder” means a person who on the Date of Grant owns, either directly or through attribution as provided in Section 424 of the Code, Stock constituting more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of any Parent or Subsidiary.

SECTION 3: ADMINISTRATION

3.1 Administrator. The Plan shall be administered by either (i) the Board, or (ii) a Committee appointed by the Board (the group that administers the Plan is referred to as the “Administrator”).

3.2 Powers in General. The Administrator shall have the power and authority to grant to Eligible Persons, pursuant to the terms of the Plan, (i) Stock Options, (ii) Purchase Rights or (iii) any combination of the foregoing.

3.3 Specific Powers. In particular, the Administrator shall have the authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) to determine when Rights are to be granted under the Plan; (v) from time to time to select, subject to the limitations set forth in this Plan, those Eligible Persons to whom Rights shall be granted; (vi) to determine the number of shares of Stock to be made subject to each Right; (vii) to determine whether each Stock Option is to be an ISO or a Non-Qualified Stock Option; (viii) to prescribe the terms and conditions of each Stock Option and Purchase Right, including, without limitation, the Purchase Price and medium of payment, vesting provisions and repurchase provisions, and to specify the provisions of the Stock Option Agreement or Stock Purchase Agreement relating to such grant or sale; (ix) to amend any outstanding Rights for the purpose of modifying the time or manner of vesting, the Purchase Price or Exercise Price, as the case may be, subject to applicable legal restrictions and to the consent of the other party to such agreement; (x) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan; (xi) to make decisions with respect to outstanding Stock Options that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; and (xii) to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

3.4 Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

3.5 The Committee. The Board may, in its sole and absolute discretion, from time to time, and at any period of time during which the Company’s Stock is registered pursuant to Section 12 of the Exchange Act, delegate any or all of its duties and authority with respect to the Plan to the Committee whose members are to be appointed by and to serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the unanimous written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable. During any period of time during which the Company’s Stock is registered pursuant to Section 12 of the Exchange Act, all members of the Committee shall be Non-Employee Directors and Outside Directors.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator and each of the Administrator’s consultants shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator or any of its consultants may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan, and against all amounts paid by the Administrator or any of its consultants in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator or any of its consultants in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator or any of its consultants did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or was grossly negligent, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator or any of its consultants shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

SECTION 4: STOCK SUBJECT TO THE PLAN

4.1 Stock Subject to the Plan. Subject to adjustment as provided in Section 9, four million four hundred fifty thousand (4,450,000) shares of Common Stock shall be reserved and available for issuance under the Plan. Stock reserved hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

4.2 Basic Limitation. The number of shares that are subject to Rights under the Plan shall not exceed the number of shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available a sufficient number of shares to satisfy the requirements of the Plan.

4.3 Additional shares. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that shares issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, right of repurchase or right of first refusal, such shares shall again be available for the purposes of the Plan.

SECTION 5: ELIGIBILITY

Eligible Persons who are selected by the Administrator shall be eligible to be granted Rights hereunder subject to limitations set forth in this Plan; provided, however, that only Employees shall be eligible to be granted ISOs hereunder.

SECTION 6: TERMS AND CONDITIONS OF OPTIONS

6.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Administrator deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

6.2 Number of shares. Each Stock Option Agreement shall specify the number of shares of Stock that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9, hereof. The Stock Option Agreement shall also specify whether the Option is an ISO or a Non-Qualified Stock Option.

6.3 Exercise Price.

6.3.1 In General. Each Stock Option Agreement shall state the price at which shares subject to the Stock Option may be purchased (the “Exercise Price”), which shall, with respect to Incentive Stock Options, be not less than 100% of the Fair Market Value of the Stock on the Date of Grant. In the case of Non-Qualified Stock Options, the Exercise Price shall be determined in the sole discretion of the Administrator.

6.3.2 Payment. The Exercise Price shall be payable in a form described in Section 8 hereof.

6.4 Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise or with the disposition of shares acquired by exercising an Option.

6.5 Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option becomes exercisable. In the case of an Optionee who is not an officer of the Company, a Director or a Consultant, an Option shall become exercisable at a rate of no more than 25% per year over a four-year period commencing on January 1 following the Date of Grant and 25%each year thereafter on January 1. Subject to the preceding sentence, the exercise provisions of any Stock Option Agreement shall be determined by the Administrator, in its sole discretion.

6.6 Term. The Stock Option Agreement shall specify the term of the Option. No Option shall be exercised after the expiration of ten years after the date the Option is granted. Unless otherwise provided in the Stock Option Agreement, no Option may be exercised (i) three months after the date the Optionee’s Service with the Company, its Parent or its Subsidiaries terminates if such termination is for any reason other than death, Disability or Cause, (ii) one year after the date the Optionee’s Service with the Company, its Parent or its subsidiaries terminates if such termination is a result of death or Disability, and (iii) if the Optionee’s Service with the Company, its Parent, or its Subsidiaries terminates for Cause, all outstanding Options granted to such Optionee shall expire as of the commencement of business on the date of such termination. The Administrator may, in its sole discretion, waive the accelerated expiration provided for in (i) or (ii). Outstanding Options that are not exercisable at the time of termination of employment for any reason shall expire at the close of business on the date of such termination.

6.7 Leaves of Absence. For purposes of Section 6.6 above, to the extent required by applicable law, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence. To the extent applicable law does not require such a leave to be deemed to continue while the Optionee is on a bona fide leave of absence, such leave shall be deemed to continue if, and only if, expressly provided in writing by the Administrator or a duly authorized officer of the Company, Parent, or Subsidiary for whom Optionee provides his or her services.

6.8 Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Administrator may modify, extend or assume outstanding Options (whether granted by the Company or another issuer) or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different Exercise Price. Without limiting the foregoing, the Administrator may amend a previously granted Option to fully accelerate the exercise schedule of such Option and provide that upon the exercise of such Option, the Optionee shall receive shares of Restricted Stock that are subject to repurchase by the Company at the Exercise Price paid for the Option in accordance with Section 8.8.1 with such Company’s right to repurchase at such price lapsing at the same rate as the exercise provisions set forth in Optionee’s Stock Option Agreement. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option. However, a termination of the Option in which the Optionee receives a cash payment equal to the difference between the Fair Market Value and the Exercise Price for all shares subject to exercise under any outstanding Option shall not be deemed to impair any rights of the Optionee or increase the Optionee’s obligations under such Option.

SECTION 7: TERMS AND CONDITIONS OF AWARDS OR SALES

7.1 Stock Purchase Agreement. Each award or sale of shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

7.2 Duration of Offers. Unless otherwise provided in the Stock Purchase Agreement, any right to acquire shares under the Plan (other than an Option) shall automatically expire if not exercised by the Purchaser within 15 days after the grant of such right was communicated to the Purchaser by the Company.

7.3 Purchase Price.

7.3.1 In General. Each Stock Purchase Agreement shall state the price at which the Stock subject to such Stock Purchase Agreement may be purchased (the “Purchase Price”), which, with respect to Stock Purchase Rights, shall be determined in the sole discretion of the Administrator.

7.3.2 Payment of Purchase Price. The Purchase Price shall be payable in a form described in Section 8.

7.4 Withholding Taxes. As a condition to the purchase of shares, the Purchaser shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

SECTION 8 : PAYMENT; RESTRICTIONS

8.1 General Rule. The entire Purchase Price or Exercise Price of shares issued under the Plan shall be payable in full by, as applicable, cash or certified check for an amount equal to the aggregate Purchase Price or Exercise Price for the number of shares being purchased, or in the discretion of the Administrator, upon such terms as the Administrator shall approve, (i) in the case of an Option and provided the Company’s stock is publicly traded, by a copy of instructions to a broker directing such broker to sell the Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a “cashless exercise”), (ii) in the case of an Option or a sale of Stock, by paying all or a portion of the Exercise Price or Purchase Price for the number of shares being purchased by tendering Stock owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate Purchase Price of the Stock with respect to which such Option or portion thereof is thereby exercised or Stock acquired (a “stock-for-stock exercise”) or (iii) by a stock-for-stock exercise by means of attestation whereby the Optionee identifies for delivery specific shares of Stock already owned by Optionee and receives a number of shares of Stock equal to the difference between the Option shares thereby exercised and the identified attestation shares of Stock (an “attestation exercise”).

8.2 Withholding Payment. The Purchase Price or Exercise Price shall include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of a Stock Option. The Optionee may pay all or a portion of the tax withholding by cash or check payable to the Company, or, at the discretion of the Administrator, upon such terms as the Administrator shall approve, by (i) cashless exercise or attestation exercise; (ii) stock-for-stock exercise; (iii) in the case of an Option, by paying all or a portion of the tax withholding for the number of shares being purchased by withholding shares from any transfer or payment to the Optionee (“Stock withholding”); or (iv) a combination of one or more of the foregoing payment methods. Any shares issued pursuant to the exercise of an Option and transferred by the Optionee to the Company for the purpose of satisfying any withholding obligation shall not again be available for purposes of the Plan. The Fair Market Value of the number of shares subject to Stock withholding shall not exceed an amount equal to the applicable minimum required tax withholding rates.

8.3 Services Rendered. At the discretion of the Administrator, shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

8.4 Promissory Note. To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, in the discretion of the Administrator, upon such terms as the Administrator shall approve, all or a portion of the Exercise Price or Purchase Price (as the case may be) of shares issued under the Plan may be paid with a full-recourse promissory note. However, in the event there is a stated par value of the shares and applicable law requires, the par value of the shares, if newly issued, shall be paid in cash or cash equivalents. The shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon, and held in the possession of the Company until said amounts are repaid in full. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note. Unless the Administrator determines otherwise, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

8.5 Exercise/Pledge. To the extent that a Stock Option Agreement or Stock Purchase Agreement so allows and if Stock is publicly traded, in the discretion of the Administrator, upon such terms as the Administrator shall approve, payment may be made all or in part by the delivery (on a form prescribed by the Administrator) of an irrevocable direction to pledge shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

8.6 Written Notice. The purchaser shall deliver a written notice to the Administrator requesting that the Company direct the transfer agent to issue to the purchaser (or to his designee) a certificate for the number of shares of Common Stock being exercised or purchased or, in the case of a cashless exercise or share withholding exercise, for any shares that were not sold in the cashless exercise or withheld.

8.7 First Refusal Right. Each Stock Option Agreement and Stock Purchase Agreement may provide that the Company shall have the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed sale, hypothecation or other disposition of the Stock purchased by the Optionee or Offeree pursuant to a Stock Option Agreement or Stock Purchase Agreement; and in the event the holder of such Stock desires to accept a bona fide third-party offer for any or all of such Stock, the Stock shall first be offered to the Company upon the same terms and conditions as are set forth in the bona fide offer.

8.8 Repurchase Rights. Following a termination of the Participant’s Service, the Company may repurchase the Participant’s Rights as provided in this Section 8.8 (the “Repurchase Right”)

8.8.1 Repurchase Price. Following a termination of the Participant’s Service the Repurchase Right shall be exercisable at a price equal to (i) the Fair Market Value of vested Stock or, in the case of exercisable options, the Fair Market Value of the Stock underlying such unexercised options less the Exercise Price, or (ii) the Purchase Price or Exercise Price, as the case may be, of unvested Stock; provided, however, the right to repurchase unvested stock as described in Section 8.8.1(ii) shall lapse at a rate of at least 33.33% per year over three years from the date the Right is granted.

8.8.2 Exercise of Repurchase Right. A Repurchase Right may be exercised only within 90 days after the termination of the Participant’s Service (or in the case of Stock issued upon exercise of an Option or after the date of termination or the purchase of Stock under a Stock Purchase Agreement after the date of termination, within 90 days after the date of the exercise or Stock purchase, whichever is applicable) for cash or for cancellation of indebtedness incurred in purchasing the shares.

8.9 Termination of Repurchase and First Refusal Rights. Each Stock Option Agreement and Stock Purchase Agreement shall provide that the Repurchase Rights and First Refusal Rights shall have no effect with respect to, or shall lapse and cease to have effect when the issuer’s securities become publicly traded or a determination is made by counsel for the Company that such Repurchase Rights and First Refusal Rights are not permitted under applicable federal or state securities laws.

8.10 No Transferability. Except as provided herein, a Participant may not assign, sell or transfer Rights, in whole or in part, other than by testament or by operation of the laws of descent and distribution.

8.10.1 Permitted Transfer of Non-Qualified Option. The Administrator, in its sole discretion may permit the transfer of a Non-Qualified Option (but not an ISO or Stock Purchase Right) as follows: (i) by gift to a member of the Participant’s immediate family, or (ii) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the Settlor (either or both (i) or (ii) referred to as a “Permitted Transferee”). For purposes of this Section 8.10.1, “immediate family” shall mean the Optionee’s spouse (including a former spouse subject to terms of a domestic relations order); child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling and sibling-in-law, and shall include adoptive relationships.

8.10.2 Conditions of Permitted Transfer. A transfer permitted under this Section 8.10 hereof may be made only upon written notice to and approval thereof by Administrator. A Permitted Transferee may not further assign, sell or transfer the transferred Option, in whole or in part, other than by testament or by operation of the laws of descent and distribution. A Permitted Transferee shall agree in writing to be bound by the provisions of this Plan, which a copy of said agreement shall be provided to the Administrator for approval prior to the transfer.

SECTION 9: ADJUSTMENTS; MARKET STAND-OFF

9.1 Effect of Certain Changes.

9.1.1 Stock Dividends, Splits, Etc. If there is any change in the number of outstanding shares of Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then (i) the number of shares of Stock available for Rights, (ii) the number of shares of Stock covered by outstanding Rights, and (iii) the Exercise Price or Purchase Price of any Stock Option or Purchase Right, in effect prior to such change, shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Stock; provided, however, that any fractional shares resulting from the adjustment shall be eliminated.

9.1.2 Liquidation, Dissolution, Merger or Consolidation. In the event of a dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale of substantially all of the assets of the Company; a merger or consolidation in which the Company is not the Surviving Entity; or a reverse merger in which the Company is the Surviving Entity, but the shares of Company stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, the Company, to the extent permitted by applicable law, but otherwise in its sole discretion may provide for: (i) the continuation of outstanding Rights by the Company (if the Company is the Surviving Entity); (ii) the assumption of the Plan and such outstanding Rights by the Surviving Entity or its parent; (iii) the substitution by the Surviving Entity or its parent of Rights with substantially the same terms for such outstanding Rights; or (iv) the cancellation of such outstanding Rights without payment of any consideration, provided that if such Rights would be canceled in accordance with the foregoing, the Participant shall have the right, exercisable during the later of the ten-day period ending on the fifth day prior to such merger or consolidation or ten days after the Administrator provides the Rights holder a notice of cancellation, to exercise such Rights in whole or in part without regard to any installment exercise provisions in the Rights agreement.

9.1.3 Par Value Changes. In the event of a change in the Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value, into the same number of shares without par value, or a change in the par value, the shares resulting from any such change shall be “Stock” within the meaning of the Plan.

9.2 Decision of Administrator Final. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive; provided, however, that each ISO granted pursuant to the Plan shall not be adjusted in a manner that causes such Stock Option to fail to continue to qualify as an ISO without the prior consent of the Optionee thereof.

9.3 No Other Rights. Except as hereinbefore expressly provided in this Section 9, no Participant shall have any rights by reason of any subdivision or consolidation of shares of Company stock or the payment of any dividend or any other increase or decrease in the number of shares of Company stock of any class or by reason of any of the events described in Section 9.1, above, or any other issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class; and, except as provided in this Section 9, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to Rights. The grant of a Right pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

9.4 Market Stand-Off. Each Stock Option Agreement and Stock Purchase Agreement shall provide that, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, including the Company’s initial public offering, the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”).

SECTION 10: AMENDMENT AND TERMINATION

The Board may amend, suspend or terminate the Plan at any time and for any reason. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

SECTION 11: GENERAL PROVISIONS

11.1 General Restrictions.

11.1.1 No View to Distribute. The Administrator may require each person acquiring shares of Stock pursuant to the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view towards distribution thereof. The certificates for such shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer.

11.1.2 Legends. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.1.3 No Rights as Stockholder. Except as specifically provided in this Plan, a Participant or a transferee of a Right shall have no rights as a stockholder with respect to any shares covered by the Rights until the date of the issuance of a Stock certificate to him or her for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 9.1, hereof.

11.2 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

11.3 Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of an ISO within two years from the date of grant of such ISO or within one year after the issuance of the shares of Stock acquired upon exercise of such ISO shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Stock.

11.4 Regulatory Matters. Each Stock Option Agreement and Stock Purchase Agreement shall provide that no shares shall be purchased or sold thereunder unless and until (i) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (ii) if required to do so by the Company, the Optionee or Offeree shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Board or Committee may require.

11.5 Recapitalizations. Each Stock Option Agreement and Stock Purchase Agreement shall contain provisions required to reflect the provisions of Section 9.

11.6 Delivery. Upon exercise of a Right granted under this Plan, the Company shall issue Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, thirty days shall be considered a reasonable period of time.

11.7 Other Provisions. The Stock Option Agreements and Stock Purchase Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Rights, as the Administrator may deem advisable.

SECTION 12: INFORMATION TO PARTICIPANTS

The extent necessary to comply with Florida law, the Company each year shall furnish to Participants its balance sheet and income statement unless such Participants are limited to key Employees whose duties with the Company assure them access to equivalent information.

SECTION 13: STOCKHOLDERS AGREEMENT

As a condition to the transfer of Stock pursuant to a Right granted under this Plan, the Administrator, in its sole and absolute discretion, may require the Participant to execute and become a party to any agreement by and among the Company and any of its stockholders which exists on or after the Date of Grant (the “Stockholders Agreement”). If the Participant becomes a party to a Stockholders Agreement, in addition to the terms of this Plan and the Stock Option Agreement or Stock Purchase Agreement (whichever is applicable) pursuant to which the Stock is transferred, the terms and conditions of the Stockholders Agreement shall govern Participant’s rights in and to the Stock; and if there is any conflict between the provisions of the Stockholders Agreement and this Plan or any conflict between the provisions of the Stockholders Agreement and the Stock Option Agreement or Stock Purchase Agreement (whichever is applicable) pursuant to which the Stock is transferred, the provisions of the Stockholders Agreement shall be controlling. Notwithstanding anything to the contrary in this Section 13, if the Stockholders Agreement contains any provisions which would violate the Florida Corporations Code if applied to the Participant, the terms of this Plan and the Stock Option Agreement or Stock Purchase Agreement (whichever is applicable) pursuant to which the Stock is transferred shall govern the Participant’s rights with respect to such provisions.

SECTION 14: EFFECTIVE DATE OF PLAN

The effective date of this Plan is February 12, 2004. The adoption of the Plan is subject to approval by the Company’s stockholders, which approval must be obtained within 12 months from the date the Plan is adopted by the Board. In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board, any grants of Options or sales or awards of shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan.

SECTION 15: TERM OF PLAN

The Plan shall terminate automatically on February 12, 2014, but no later than the tenth (10th) anniversary of the effective date. No Right shall be granted pursuant to the Plan after such date, but Rights theretofore granted may extend beyond that date. The Plan may be terminated on any earlier date pursuant to Section 10 hereof.

SECTION 16: EXECUTION

To record the adoption of the Amended and Restated 2004 National Coal Corp. Option Plan by the Board, the Company has caused its authorized officer to execute the same as of June 5, 2007.

NATIONAL COAL CORP.

By:	/s/ Daniel Roling
Daniel Roling, Chief Executive Officer

NATIONAL COAL CORP.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of NATIONAL COAL CORP., a Florida corporation (the “Company”), hereby nominates, constitutes and appoints Daniel Roling and T. Michael Love, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company, to be held on July 23, 2007, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1. To elect the Board of Directors’ five nominees as directors:

Robert Heinlein	T. Michael Love	Gerald Malys	Daniel Roling	Kenneth Scott

☐	FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)

☐	WITHHELD for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below:)

The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

Proposal 2.	To approve an amendment to the 2004 National Coal Corp. Option Plan to increase the maximum number of shares of common stock that may be issued pursuant to awards granted under the plan from 2,750,000 to 4,450,000 shares;

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated June 18, 2007, relating to the Annual Meeting.

Dated:	, 2007
Signature:
Signature:
Signature(s) of Shareholder(s)
(See Instructions Below)

The Signature(s) hereon should correspond exactly with the name(s) of the Shareholder(s) appearing on the Share Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

☐	Please indicate by checking this box if you anticipate attending the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE